UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2018

Stericycle, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-37556	36-3640402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

28161 North Keith Drive

Lake Forest, Illinois 60045

(Address of principal executive offices including zip code)

(847) 367-5910

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CR 230.425)
☐	Soliciting material pursuant to Rule 425 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)Effective June 19, 2018, the Board of Directors of Stericycle, Inc. (the “Company”) accepted the resignation of John Patience from the Board of Directors. Mr. Patience tendered his resignation from the Board after he did not receive a majority of votes cast by the Company’s stockholders at its 2018 Annual Meeting of Stockholders held on May 23, 2018. There are no disagreements between Mr. Patience and the Company relating to the Company’s operations, policies or practices that resulted in Mr. Patience’s decision to resign.  The Company thanks Mr. Patience for his many years of service on the Board and many valuable contributions to the growth of the Company.

(d)Effective June 19, 2018, the Board elected Veronica (Ronee) Hagen and Kay Priestly as directors of the Company. Each of Ms. Hagen and Ms. Priestly will serve as a director until the 2019 Annual Meeting of Stockholders and until her successor is duly elected and qualified.  Each of Ms. Hagen and Ms. Priestly will participate in the Company’s standard Director Compensation Plan, as disclosed in the proxy statement relating to the Company’s 2018 Annual Meeting of Stockholders.  The Board of Directors will determine the Committees on which Ms. Hagen and Ms. Priestly will serve at a later date.

There are no current or proposed transactions in which either Ms. Hagen or Ms. Priestly, or any member of their respective immediate families, has an interest that is required to be disclosed under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

The press release announcing the elections of Ms. Hagen and Ms. Priestly is filed as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)Exhibits.

99.1Press Release dated June 19, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 19, 2018	Stericycle, Inc.

By:	/s/ Daniel V. Ginnetti

Daniel V. Ginnetti
Executive Vice President and Chief Financial Officer